UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  December 18, 2008 (December 13, 2008)

SENECA GAMING CORPORATION

(Exact Name of Registrant as Specified in Charter)

Not Applicable	333-117633	54-2122988
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

310 Fourth Street
Niagara Falls, NY (Seneca Nation Territory)		14303
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (716) 299-1100

Not Applicable

(Former name or address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02       Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 13, 2008, the Council of the Seneca Nation of Indians appointed Kevin Seneca to serve as a Term B director of the Seneca Gaming Corporation Board of Directors, for a term expiring immediately prior to the annual meeting of the Corporation’s Board of Directors in 2010.  Also on December 13, 2008, the Nation’s Council appointed Gloria Heron to serve as a Term A director of the Seneca Gaming Corporation Board of Directors, for a term expiring immediately prior to the annual meeting of the Corporation’s Board of Directors in 2009.  The appointments filled vacancies on the board following the previously disclosed resignations of Bergal L. Mitchell, and Michael John, respectively.

A determination as to whether or not either Mr. Seneca or Ms. Heron will serve on the Audit Committee of the board of directors, the only current standing committee of the board, is expected to be made in the near future.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SENECA GAMING CORPORATION
(Registrant)

Date: December 18, 2008		/s/ Rajat Shah
	Name:	Rajat Shah
	Title:	Senior Vice President and General Counsel